         Exhibit 99.1
Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY 11788-5138
Direct Dial: 631-360-9304
Direct Fax: 631-360-9380
brock@bankofsmithtown.net

PRESS RELEASE

Release Date: March 8, 2007

Contact: Ms. Judith Barber	News Contact: Peter Hamilton
Corporate Secretary	Rubenstein Associates
(work) 212-843-8015
(home) 631-928-8437
(cell) 516-375-6434

BANK OF SMITHTOWN SELLS STOCK
IN FEDERAL RESERVE BANK OF NEW YORK

FDIC Becomes Primary Federal
Regulator of the State-Chartered Bank

Smithtown, NY, March 8, 2007 - Today, Bank of Smithtown sold its shares of stock in the Federal Reserve Bank of New York back to the Fed, thereby withdrawing from its membership in the Federal Reserve System.

The Federal Deposit Insurance Corporation (FDIC) has also approved the Bank’s application to withdraw from the Federal Reserve System. Because Bank of Smithtown is a state-chartered bank, these actions mean that the Bank’s primary federal regulator will now be the FDIC. The Bank’s parent company, Smithtown Bancorp (NASDAQ: SMTB), will continue to be regulated by the Federal Reserve Bank, as well as the Securities and Exchange Commission. Bank of Smithtown will also continue to be regulated by the New York State Banking Department, as well as the FDIC.